As filed with the Securities and Exchange Commission on August 30, 1999
                             Registration No. 333-63971

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           LONG ISLAND FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)
                  Delaware                           6035
                -------------                    -------------
          (State of Incorporation)       (Primary Standard Classification
                                                  Code Number)

                                  11-3453684
                      ---------------------------------
                      (IRS Employer Identification No.)


                               One Suffolk Square
                            Islandia, New York 11722
                                 (516) 348-0888
   (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

               LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                                 Copies to:
Douglas C. Manditch                              George W. Murphy, Jr., Esq.
President and Chief Executive Officer            Suzanne A. Walker, Esq.
Long Island Financial Corp.                      Muldoon, Murphy & Faucette LLP
One Suffolk Square                               5101 Wisconsin Avenue, N.W.
Islandia, New York 11722                         Washington, D.C.  20016
(516) 348-0888                                   (202) 362-0840
(Name, Address and Telephone Number
 of Agent for Service)




                         CALCULATION OF REGISTRATION FEE
================================================================================
*     Title of Class of       *    Proposed Amount    *     Proposed Purchase *
* Securities to be Registered *   to be Registered(1) *     Price Per Share(2)*
  ---------------------------   ---------------------   ----------------------
  Common Stock, $.01 par     -     175,000 shares (3) -        $12.32357 (4)
            value

================================================================================
          *     Estimated Aggregate      *       Amount of       *
          *     Offering Price (2)      *    Registration Fee   *
              -----------------------      -------------------
                 $2,156,625                      $599.54
================================================================================

1 Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Long Island Financial Corp. 1998 Stock Option Plan (the "1998 Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Long Island Financial Corp. pursuant to 17 C.F.R. section. 230.416(a).
2    Estimated solely for purposes of calculating the registration fee.
3 Pursuant to 17 C.F.R. section 230.4457(h)(1), represents the total number of shares subject to options under the 1998 Plan prior to any adjustment as permitted under the 1998 Plan.
4 Weighted average purchase price determined by a purchase price of $12.50 per share at which options for 113,250 shares have been granted to date under the 1998 Plan, and by $741,000 the market value of the Common Stock on August 25, 1999 as determined by the last transaction price quoted on the Nasdaq Stock Market as reported in the Wall Street Journal, for 61,750 shares for which options have not yet been granted under the 1998 Plan.



     This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, (the "Securities Act") and 17 C.F.R. section 230.462.

Number of Pages 26
Exhibit Index begins on Page 8

PART I     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 & 2. The documents containing the information for the 1998 Plan required by Part I of the registration statement will be sent or given to the participants in the 1998 Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference

              The following documents filed or to be filed with the SEC are incorporated by reference in this registration statement:

       (a) The Annual Report on Form 10-K of Long Island Financial Corp. (the "Company" or the "Registrant") for the fiscal year ended December 31, 1998, which includes the balance sheets of the Company as of December 31, 1998 and 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, together with the related notes and the report of KPMG LLP, independent auditors, dated January 22, 1999 filed with the SEC on April 1, 1999 (File No. 000-29826).

       (b) The Form 10-Q of the Company for the quarter ended March 31, 1999, filed with the SEC on May 18, 1999 (File No. 000-29826).

       (c) The Form 10-Q of the Company for the quarter ended June 30, 1999, filed with the SEC on August 16, 1999 (File No. 000-29826).

       (d) The Form 8-K12G3 of the Company, filed with the SEC on January 29, 1999 (File No. 000-29826).

       (e) The Form 8-K of the Company, filed with the SEC on April 30, 1999 (File No. 000-29826).

       (f) All documents filed by the Registrant pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

               Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities

              The  common  stock  to be  offered  pursuant  to the Plan has been
registered  pursuant  to  Section  12  of  the  Exchange  Act.  Accordingly,   a
description of the common stock is not required herein.

Item 5.       Interests of Named Experts and Counsel

              The validity of the common stock offered hereby has been passed upon by the firm of Muldoon, Murphy & Faucette LLP, Washington, D.C., for the Registrant.

Item 6.       Indemnification of Directors and Officers.

              Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the General Corporation Law of Delaware as it currently exists or as it may be amended provided any such amendment provides broader indemnification provisions than currently exists.

              In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:
-----

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:
--------

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.



Item 7.       Exemption from Registration Claimed.

       Not applicable.

Item 8.       Exhibits.

       The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

       (a)    List of Exhibits (filed herewith unless otherwise noted)

       3.1    Certificate of Incorporation of the Registrant.1
       3.2    Bylaws of the Registrant.1
       4      Long Island Financial Corp. 1998 Stock Option Plan
       5      Opinion of Muldoon,  Murphy & Faucette  LLP as to the  legality of the Common Stock registered hereby.
       23.1   Consent of KPMG LLP
       24     Powers of Attorney (contained on the signature pages).
-----------------------

       1 Incorporated herein by reference to Exhibits contained in the Registration Statement on Form S-4 (SEC No. 333-63971) filed with the SEC on September 22, 1998.


Item 9.       Undertakings

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act will be governed by the final adjudication of such issue.

                                  Exhibit Index
                                 ---------------


Exhibit 4                   Long Island Financial Corp. 1998 Stock Option Plan

Exhibit 5 Opinion of Muldoon, Murphy & Faucette LLP as to the legality of the common stock registered hereby

Exhibit23.1                 Independent Auditors' Consent

                                   SIGNATURES

         The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, as amended, Long Island Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islandia, State of New York, on August 27, 1999.

                           LONG ISLAND FINANCIAL CORP.


                    By:  /s/ Douglas C. Manditch
                        -----------------------------
                        Douglas C. Manditch
                        President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Manditch) constitutes and appoints Douglas C. Manditch and Mr. Manditch hereby constitutes and appoints Perry B. Duryea, Jr., as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Name                   Title                                   Date
     ------                 -------                                 ------

/s/ Douglas C. Manditch
-----------------------     President and Chief                  August 27, 1999
Douglas C. Manditch         Executive Officer
                            (principal executive officer)

/s/ Thomas Buonaiuto
-----------------------     Executive Vice President,            August 27, 1999
Thomas Buonaiuto            Chief Financial Officer
                            (principal accounting and
                            financial officer)

/s/ Perry B. Duryea, Jr.
-----------------------
Perry B. Duryea, Jr.        Chairman of the Board                August 27, 1999



/s/ Roy M. Kern, Sr.
-----------------------
Roy M. Kern, Sr.            Vice Chairman of the Board           August 27, 1999


/s/ Harvey Auerbach
-----------------------
Harvey Auerbach             Director                             August 27, 1999


/s/ Frank J. Esposito
-----------------------
Frank J. Esposito           Director                             August 27, 1999


/s/ John L. Ciarelli
-----------------------
John L. Ciarelli            Director                             August 27, 1999


/s/ Donald Del Duca
-----------------------
Donald Del Duca             Director                             August 27, 1999


/s/ Waldemar Fernandez
-----------------------
Waldemar Fernandez          Director                             August 27, 1999

/s/ Gordon A. Lenz
-----------------------
Gordon A. Lenz              Director                             August 27, 1999


/s/ Walter J. Mack, MD
-----------------------
Walter J. Mack, MD          Director                             August 27, 1999


/s/ Werner S. Neuburger
-----------------------
Werner S. Neuburger         Director                             August 27, 1999


/s/ Thomas F. Roberts, III
-----------------------
Thomas F. Roberts, III      Director                             August 27, 1999


/s/ Alfred Romito
-----------------------
Alfred Romito               Director                             August 27, 1999


/s/ Sally Ann Slacke
-----------------------
Sally Ann Slacke            Director                             August 27, 1999


/s/ John C. Tsunis
-----------------------
John C. Tsunis              Director                             August 27, 1999

                                    Exhibit 4

               Long Island Financial Corp. 1998 Stock Option Plan

                           LONG ISLAND FINANCIAL CORP.
                             1998 STOCK OPTION PLAN


1.    DEFINITIONS.

      (a) "Affiliate" means any "subsidiary corporation" of the Holding Company, as such term is defined in Section 424(f) of the Code.

      (b) "Award" means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options and Incentive Stock Options.

      (c) "Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

      (d) "Bank" means Long Island Commercial Bank.

      (e) "Board of Directors" means the board of directors of the Holding Company.

      (f) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Company, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof, except for the Company's acquisition of the Bank and any transaction resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (iv) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

      (g) "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Committee" means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan.

      (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

      (j) "Date of Grant" means the effective date of an Award.

      (k) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

      (l) "Effective Date" means the date the Plan is adopted by the Board of Directors or ratified by shareholders, as provided for in Section 15 of the Plan.

      (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (o) "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

      (p) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

                  (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the last transaction price quoted for such date by The Nasdaq Stock Market;

                  (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                  (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

      Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

      (q) "Holding Company" means Long Island Financial Corp.

      (r)   "Incentive   Stock  Option"  means  a  stock  option  granted  to  a
Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

      (s) "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

     (t)  "Option" means an Incentive Stock Option or Non-Statutory Stock
Option.

      (u) "Outside Director" means a member of the Boards of Directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

      (v) "Participant" means any person who holds an outstanding Award.

      (w) "Plan" means this Long Island Financial Corp. 1998 Stock Option Plan.

      (x) "Retirement" means retirement from employment with the Holding Company or an Affiliate in accordance with the retirement policies of the Holding Company or Affiliate, as applicable, then in effect. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Holding Company and any Affiliate following written notice to the Board of Directors of such Outside Director's intention to retire.

      (y)  "Termination  for  Cause"  shall  mean,  in the  case  of an  Outside
Director, removal from the Board of Directors or, in the case of an Employee, unless defined differently under any employment agreement with the Holding Company or an Affiliate, termination of employment, because of a material loss to the Holding Company or an Affiliate, as determined by and in the sole discretion of the Board of Directors or its designee(s).

2.    ADMINISTRATION.

      (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested and who may grant Awards and administer the Plan with respect to Employees and Outside Directors who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

      (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

      (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted (ii) the Exercise Price of any Option, (iii) the number of shares subject to the Award;
(iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

      (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

3.    TYPES OF AWARDS AND RELATED RIGHTS.

      The following Awards may be granted under the Plan:

      (a)         Non-Statutory Stock Options.
      (b)         Incentive Stock Options.

4.    STOCK SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 11 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options granted under the Plan is 175,000, which number shall not exceed ten percent (10%) of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trust or the Bank, respectively. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that such Options terminate, expire, or are forfeited without having been exercised, new Awards may be made with respect to these shares.

5.    ELIGIBILITY.

      Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6.    NON-STATUTORY STOCK OPTIONS.

      The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:


      (a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) Terms of Non-statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, becomes exercisable.

      (c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this
Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family,
(iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this
Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

      (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of one (1) year following the date of such termination.

      (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant's may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement.

      (f) Termination of Employment or Service (Disability or death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination.

      (g) Termination of Employment or Service (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one (1) year following the date of such termination.

      (h) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant's
Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

      (i) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of shares of Common Stock.


7.    INCENTIVE STOCK OPTIONS.

      The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

      (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

      (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

      (d) Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

      (e) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination.

      (f) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Options to the extent the Participant exercises such Option more than three (3) months following the Date of the Participant's Retirement.

      (g) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination.

      (h) Termination of Employment (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Incentive Stock Options held by such Participant shall become immediately exercisable and remain exercisable for a period of one (1) year following the date of such termination.

      (i) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

      (j) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of shares of Common Stock.

      (k) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code
(relating to certain disqualifying dispositions), within 10 days of such disposition.

8.     METHOD OF EXERCISE OF OPTIONS.

      Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration
(including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a constructive stock swap, as the Committee may specify in the applicable Award Agreement.

9.    RIGHTS OF PARTICIPANTS.

      No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

10.   DESIGNATION OF BENEFICIARY.

      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

11.   DILUTION AND OTHER ADJUSTMENTS.

      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

      (c) adjustments in the Exercise Price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

12.   TAX WITHHOLDING.

      (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

      (b) If any disqualifying disposition described in Section 7(k) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 13 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

13.   NOTIFICATION UNDER SECTION 83(b).

      The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of
Section 83(b) of the Code.

14.   AMENDMENT OF THE PLAN AND AWARDS.

      (a) Except as provided in paragraph (c) of this Section 14, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

      (b) Except as provided in paragraph (c) of this Section 14, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

      (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

                  (i) Allowing any Option to be granted with an exercise below the Fair Market Value of the Common Stock on the Date of Grant.

                  (ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

      (d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Award or right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such Award or right, be eligible for such accounting treatment, the Committee may modify or adjust the Award or right so that pooling of interest accounting is available.

15.   EFFECTIVE DATE OF PLAN.

      The Plan shall become effective upon ratification by the Holding Company's shareholders or, if not so ratified, as of the date adopted by the Board of Directors. The failure to obtain shareholder ratification for such purposes will not effect the validity of the Plan and any Awards made under the Plan; provided, however, that if the Plan is not ratified by stockholders in accordance with IRS regulations, the Plan shall remain in full force and effect, unless terminated by the Board of Directors, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options and any Award intended to comply with Section 162(m) of the Code shall not comply with
Section 162(m) of the Code.

16.   TERMINATION OF THE PLAN.

      The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

17.   APPLICABLE LAW.

      The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

                                    Exhibit 5

                    Opinion of Muldoon, Murphy & Faucette LLP
            as to the legality of the Common Stock registered hereby

[Letterhead of Muldoon, Murphy & Faucette LLP]



August 27, 1999



Board of Directors
Long Island Financial Corp.
One Suffolk Square
Islandia, New York 11722

Re: Long Island Financial Corp. 1998 Stock Option Plan for Offer and Sale of 175,000 Shares of Common Stock

Ladies and Gentlemen:

     We have been requested by Long Island Financial Corp., a Delaware corporation, (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 175,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the Long Island Financial Corp. 1998 Stock Option Plan (herein referred to as the "Plan").

     We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Long Island Commercial Bank.

     Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and non-assessable.

     The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and non-assessable status of the Common Stock:

(a) Subsections C.3 and C.6 of Article IV which grant the Board the authority to construe and apply the provisions of that Article and subsection C.4 of
     Article IV, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

(b) Article IX which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

     This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

     We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

     We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.


                                        Very truly yours,

                                        /s/ Muldoon, Murphy & Faucette LLP
                                        _________________________________
                                         MULDOON, MURPHY & FAUCETTE LLP

                                  Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Long Island Financial Corp.:

We consent to incorporation by reference in the Registration Statement for the 1998 Stock Option Plan on Form S-8 of Long Island Financial Corp. of our report dated January 22, 1999, relating to the balance sheets of Long Island Commercial Bank as of December 31, 1998 and 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report has been incorporated by reference in the December 31, 1998 annual report on Form 10-K of Long Island Financial Corp.


                                                     /s/ KPMG LLP

Melville, New York
August 27, 1999
























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